Exhibit 99.1
press release
Paylocity Announces Third Quarter Fiscal Year 2023 Financial Results
•Q3 2023 Recurring & Other Revenue of $314.2 million, up 28% year-over-year
•Q3 2023 Total Revenue of $339.9 million, up 38% year-over-year
SCHAUMBURG, IL. – May 4, 2023 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the third quarter of fiscal year 2023, which ended March 31, 2023.

"Our overall momentum continued in the third quarter, with Q3 recurring & other revenue growth of 28% and total revenue growth of 38%, as our differentiated value proposition of providing the most modern software in the industry continues to resonate in the marketplace. We continued to build upon our unique value proposition with the recent release of AI Assist, the HCM industry’s first integration of generative AI. Leveraging an integration with Open AI – the developer of ChatGPT – AI Assist is designed to help our clients more easily and effectively communicate and engage with their employees. Additionally, our commitment to product development continues to be recognized, with Paylocity recently placing #1 overall in G2’s Best HR Products list and ranking inside of G2’s Top 25 Global Software companies. Similarly, the strong culture at Paylocity was recognized externally as we received Forbes’s 2023 Best Employers for Diversity award for the second consecutive year,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.
Third Quarter Fiscal 2023 Financial Highlights
Revenue:
•Total revenue was $339.9 million, an increase of 38% from the third quarter of fiscal year 2022.
•Recurring & other revenue was $314.2 million, an increase of 28% from the third quarter of fiscal year 2022.
Operating Income:
•GAAP operating income was $80.4 million and Non-GAAP operating income was $116.7 million in the third quarter of fiscal year 2023.
Net Income:
•GAAP net income was $57.6 million or $1.02 per share in the third quarter of fiscal year 2023 based on 56.6 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $130.7 million in the third quarter of fiscal year 2023.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $233.7 million as of the third quarter of fiscal year 2023.
•Cash flow from operations for the first nine months of fiscal year 2023 was $206.1 million.
•As of March 31, 2023, Paylocity had no long-term debt and had not drawn on its credit facility.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
Based on information available as of May 4, 2023, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2023 as indicated below.
Fourth Quarter 2023:
•Total revenue is expected to be in the range of $299.2 million to $303.2 million, which represents approximately 32% growth over fiscal year 2022 fourth quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $93.5 million to $96.5 million.
Fiscal Year 2023:
•Total revenue is expected to be in the range of $1.165 billion to $1.169 billion, which represents approximately 37% growth over fiscal year 2022 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $368.1 million to $371.1 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details
Paylocity will host a conference call to discuss its third quarter fiscal year 2023 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative, free cash flow and free cash flow margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. We calculate Adjusted EBITDA margin as adjusted EBITDA as described in the preceding sentence divided by total revenues. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Free cash flow margin is calculated by dividing free cash flow as defined in the preceding sentence divided by total revenues. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and the global economy, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; the continuing impact of COVID-19 on Paylocity’s employees and clients; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 5, 2022. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2022	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$139,756	$233,692
Accounts receivable, net	15,754	27,449
Deferred contract costs	59,501	73,574
Prepaid expenses and other	28,896	28,880
Total current assets before funds held for clients	243,907	363,595
Funds held for clients	3,987,776	3,202,415
Total current assets	4,231,683	3,566,010
Capitalized internal-use software, net	61,985	78,374
Property and equipment, net	62,839	60,067
Operating lease right-of-use assets	49,210	45,006
Intangible assets, net	45,475	37,164
Goodwill	101,949	102,054
Long-term deferred contract costs	229,067	280,310
Long‑term prepaid expenses and other	7,746	6,842
Deferred income tax assets	19,060	17,690
Total assets	$4,809,014	$4,193,517

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,374	$7,968
Accrued expenses	124,384	144,281
Total current liabilities before client fund obligations	132,758	152,249
Client fund obligations	3,987,776	3,202,415
Total current liabilities	4,120,534	3,354,664
Long-term operating lease liabilities	69,119	64,060
Other long-term liabilities	3,681	3,830
Deferred income tax liabilities	2,217	2,217
Total liabilities	$4,195,551	$3,424,771
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2022 and March 31, 2023	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2022 and March 31, 2023; 55,190 shares issued and outstanding at June 30, 2022 and 55,810 shares issued and outstanding at March 31, 2023	55	56
Additional paid-in capital	289,843	341,494
Retained earnings	325,868	429,436
Accumulated other comprehensive loss	(2,303)	(2,240)
Total stockholders' equity	$613,463	$768,746
Total liabilities and stockholders’ equity	$4,809,014	$4,193,517

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Revenues:
Recurring and other revenue	$244,962	$314,170	$620,827	$816,010
Interest income on funds held for clients	1,008	25,687	2,877	50,135
Total revenues	245,970	339,857	623,704	866,145
Cost of revenues	75,538	95,714	209,608	270,333
Gross profit	170,432	244,143	414,096	595,812
Operating expenses:
Sales and marketing	52,752	74,064	154,856	220,821
Research and development	25,670	42,323	74,024	123,445
General and administrative	44,632	47,379	119,448	145,872
Total operating expenses	123,054	163,766	348,328	490,138
Operating income	47,378	80,377	65,768	105,674
Other income (expense)	(311)	1,139	(800)	971
Income before income taxes	47,067	81,516	64,968	106,645
Income tax expense (benefit)	12,221	23,900	(10,663)	3,077
Net income	$34,846	$57,616	$75,631	$103,568
Other comprehensive income (loss), net of tax	(1,218)	1,919	(1,628)	63
Comprehensive income	$33,628	$59,535	$74,003	$103,631

Net income per share:
Basic	$0.63	$1.03	$1.38	$1.86
Diluted	$0.62	$1.02	$1.34	$1.83

Weighted-average shares used in computing net income per share:
Basic	55,114	55,788	54,996	55,653
Diluted	56,367	56,555	56,437	56,560
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and nine months ended March 31, are included in the above line items:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Cost of revenues	$2,978	$4,341	$9,832	$14,696
Sales and marketing	5,213	9,038	16,982	30,409
Research and development	4,911	8,993	15,131	30,699
General and administrative	11,538	11,161	32,921	46,688
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$24,640	$33,533	$74,866	$122,492

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2022	2023
Cash flows from operating activities:
Net income	$75,631	$103,568
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	70,197	116,002
Depreciation and amortization expense	36,419	44,481
Deferred income tax expense (benefit)	(10,882)	1,308
Provision for credit losses	238	864
Net amortization of premiums (accretion of discounts) on available-for-sale securities	342	(3,602)
Amortization of debt issuance costs	136	221
Other	286	1,346
Changes in operating assets and liabilities:
Accounts receivable	(9,654)	(12,548)
Deferred contract costs	(49,205)	(62,929)
Prepaid expenses and other	(9,418)	2,031
Accounts payable	141	10
Accrued expenses and other	1,163	15,355
Net cash provided by operating activities	105,394	206,107
Cash flows from investing activities:
Purchases of available-for-sale securities	(215,538)	(557,403)
Proceeds from sales and maturities of available-for-sale securities	85,875	298,113
Capitalized internal-use software costs	(26,285)	(30,726)
Purchases of property and equipment	(15,355)	(8,769)
Acquisitions of businesses, net of cash acquired	(107,576)	—
Other investing activities	(2,500)	33
Net cash used in investing activities	(281,379)	(298,752)
Cash flows from financing activities:
Net change in client fund obligations	2,564,829	(785,361)
Borrowings under credit facility	50,000	—
Repayment of credit facility	(50,000)	—
Proceeds from employee stock purchase plan	7,216	8,450
Taxes paid related to net share settlement of equity awards	(68,509)	(84,174)
Payment of debt issuance costs	(64)	(873)
Net cash provided by (used in) financing activities	2,503,472	(861,958)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	2,327,487	(954,603)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	1,945,881	3,793,453
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$4,273,368	$2,838,850
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and internal-use software, accrued but not paid	$1,251	$3,115
Liabilities assumed for acquisitions	$4,470	$117
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$257	$282
Cash paid (refunds received) for income taxes	$(115)	$573
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$96,465	$233,692
Funds held for clients' cash and cash equivalents	4,176,903	2,605,158
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$4,273,368	$2,838,850

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$170,432	$244,143	$414,096	$595,812
Amortization of capitalized internal-use software costs	6,308	7,984	18,523	22,504
Amortization of certain acquired intangibles	—	1,854	—	5,561
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,978	4,341	9,832	14,696
Other items (1)	46	—	94	19
Adjusted gross profit	$179,764	$258,322	$442,545	$638,592

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$47,378	$80,377	$65,768	$105,674
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	24,640	33,533	74,866	122,492
Amortization of acquired intangibles	2,630	2,770	5,982	8,311
Other items (2)	806	30	1,609	446
Non-GAAP Operating income	$75,454	$116,710	$148,225	$236,923

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Reconciliation from Net income to Non-GAAP Net income:
Net income	$34,846	$57,616	$75,631	$103,568
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	24,640	33,533	74,866	122,492
Amortization of acquired intangibles	2,630	2,770	5,982	8,311
Other items (2)	806	30	1,817	446
Income tax effect on adjustments (3)	5,869	4,540	(20,060)	(17,899)
Non-GAAP Net income	$68,791	$98,489	$138,236	$216,918

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$68,791	$98,489	$138,236	$216,918
Diluted weighted-average number of common shares	56,367	56,555	56,437	56,560
Non-GAAP Net income per share	$1.22	$1.74	$2.45	$3.84

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Reconciliation from Net income to Adjusted EBITDA:
Net income	$34,846	$57,616	$75,631	$103,568
Interest expense	168	187	386	564
Income tax expense (benefit)	12,221	23,900	(10,663)	3,077
Depreciation and amortization expense	13,036	15,387	36,419	44,481
EBITDA	60,271	97,090	101,773	151,690
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	24,640	33,533	74,866	122,492
Other items (2)	806	30	1,817	446
Adjusted EBITDA	$85,717	$130,653	$178,456	$274,628

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$52,752	$74,064	$154,856	$220,821
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,213	9,038	16,982	30,409
Other items (1)	60	—	162	22
Non-GAAP sales and marketing	$47,479	$65,026	$137,712	$190,390

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Reconciliation of Non-GAAP total research and development:
Research and development	$25,670	$42,323	$74,024	$123,445
Capitalized internal-use software costs	8,319	10,986	26,285	30,726
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,911	8,993	15,131	30,699
Other items (1)	218	30	686	399
Non-GAAP total research and development	$28,860	$44,286	$84,492	$123,073

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Reconciliation of Non-GAAP general and administrative:
General and administrative	$44,632	$47,379	$119,448	$145,872
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	11,538	11,161	32,921	46,688
Amortization of certain acquired intangibles	2,630	916	5,982	2,750
Other items (2)	482	—	667	6
Non-GAAP general and administrative	$29,982	$35,302	$79,878	$96,428

	Nine Months Ended March 31,
	2022	2023
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$105,394	$206,107
Capitalized internal-use software costs	(26,285)	(30,726)
Purchases of property and equipment	(15,355)	(8,769)
Free Cash Flow	$63,754	$166,612

(1) Represents certain nonrecurring acquisition-related costs.
(2) Represents nonrecurring costs including acquisition and other transaction-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other transaction-related costs and lease exit activity.